As filed with the Securities and Exchange Commission on June 21, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APOLLO GLOBAL MANAGEMENT, LLC

(Exact Name of Registrant as Specified in Its Governing Instruments)

Delaware	20-8880053
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 515-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John J. Suydam, Esq.

Chief Legal Officer

Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 515-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

Monica K. Thurmond, Esq.

Catherine L. Goodall, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

(212) 373-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities (2)
Class A Shares (2)
Preferred Shares (2)
Depositary Shares (2)
Warrants (2)
Subscription Rights (2)
Purchase Contracts (2)
Purchase Units (2)

(1)

Pursuant to Form S-3 General Instructions II(E), information is not required to be included. An indeterminate aggregate initial offering price or number or amount of the securities of each identified class is being registered as may from time to time be issued at currently indeterminable prices, along with related guarantees. Securities registered hereunder may be sold separately or together with other securities registered hereunder. The proposed maximum initial offering prices per unit will be determined, from time to time, by Apollo Global Management, LLC in connection with the issuance by Apollo Global Management, LLC of the securities registered under this registration statement. Prices, when determined, may be in United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities or preferred shares are issued at an original issue discount, then the amount registered shall include the principal or liquidation amount of such securities measured by the initial offering price thereof. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Apollo Global Management, LLC hereby defers payment of the registration fee required in connection with this registration statement.

(2)

Including debt securities and an indeterminate number of Class A shares and preferred shares as may from time to time be issued upon conversion of, or in exchange for, other debt securities or preferred shares, or upon the exercise of warrants, subscription rights or pursuant to purchase contracts or purchase units, as the case may be.

PROSPECTUS

Apollo Global Management, LLC

Debt Securities; Class A Shares, Representing Class A Limited Liability Company Interests; Preferred Shares,

Representing Limited Liability Company Interests; Depositary Shares; Warrants; Subscriptions

Rights; Purchase Contracts; Purchase Units

This prospectus contains a general description of the securities which may be offered for sale by us or by the selling shareholders from time to time. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The securities may be offered and sold to or through underwriters, brokers or dealers, directly to purchasers, through block trades, through agents, in “at the market” offerings or otherwise through a combination of any of these methods of sale. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 48 in this prospectus.

Our Class A shares are listed on the New York Stock Exchange, or the “NYSE,” under the symbol “APO.”

Investing in our securities involves risks. You should carefully read and consider the risk factors described under “Risk Factors” beginning on page 3 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein before you make an investment in our securities.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 21, 2019.

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any of the following securities, in one or more series, up to an indeterminable total dollar amount:

•	debt securities;

•	Class A shares, representing Class A limited liability company interests (the “Class A shares”);

•	preferred shares, representing limited liability company interests;

•	depositary shares;

•	warrants;

•	subscription rights;

•	purchase contracts; and

•	purchase units.

In addition, the selling shareholders may offer and sell from time to time our Class A shares.

As described under the heading “Plan of Distribution,” certain third parties may also offer securities from time to time. The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities we may offer. Each time we or the selling shareholders offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement will, if applicable, also contain information about any material U.S. Federal income tax considerations relating to the securities covered by the prospectus supplement.

We or the selling shareholders may sell these securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the selling shareholders directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we and the selling shareholders reserve the sole right to accept and, together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us or the selling shareholders.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

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THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In considering the performance information included in or incorporated by reference in this prospectus relating to our funds, prospective security holders should bear in mind that the performance of our funds is not indicative of the possible performance of our securities and is also not necessarily indicative of the future results of our funds, even if fund investments were in fact liquidated on the dates indicated, and there can be no assurance that our funds will continue to achieve, or that future funds will achieve, comparable results.

In addition, an investment in our securities is not an investment in any of the Apollo funds, and the assets and revenues of our funds are not directly available to us. This prospectus is solely an offer with respect to our securities.

We have not authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations.

The distribution of this prospectus and the offering and sale of the securities in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus comes to inform themselves about and to observe any such restrictions. This prospectus does not constitute an offer of, or an invitation to purchase, any of the securities in any jurisdiction in which such offer or invitation would be unlawful.

VALUATION AND RELATED DATA

This prospectus contains valuation data relating to the Apollo funds and related data that have been derived from such funds. When considering the valuation and related data presented in this prospectus, you should bear in mind that the historical results of the private equity, credit and real assets funds that Apollo has managed or sponsored in the past are not indicative of the future results that you should expect from the Apollo funds or from us.

TERMS USED IN THIS PROSPECTUS

When used in this prospectus, unless the context otherwise requires:

•	“APO Corp.” refers to APO Corp., a Delaware corporation and a wholly-owned subsidiary of Apollo Global Management, LLC;

•

“Apollo”, “we”, “us”, “our” and the “Company” refer collectively to Apollo Global Management, LLC, a Delaware limited liability company, and its subsidiaries, including the Apollo Operating Group and all of its subsidiaries, or as the context may otherwise require;

•

“Apollo funds”, “our funds” and references to the “funds” we manage, refer to the funds (including the parallel funds and alternative investment vehicles of such funds), partnerships, accounts, including strategic investment accounts, or “SIAs”, alternative asset companies and other entities for which subsidiaries of the Apollo Operating Group provide investment management or advisory services;

•

“Apollo Operating Group” refers to (i) the limited partnerships and limited liability companies through which our Managing Partners currently operate our businesses and (ii) one or more limited partnerships or limited liability companies formed for the purpose of, among other activities, holding certain of our gains or losses on our principal investments in the funds, which we refer to as our “principal investments”;

•

“Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of:

(i) the net asset value, or “NAV,” plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain permanent capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets;

(ii) the fair value of the investments of the private equity and real assets funds, partnerships and accounts we manage or advise plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; for certain permanent capital vehicles in real assets, gross asset value plus available financing capacity;

(iii) the gross asset value associated with the reinsurance investments of the portfolio company assets we manage or advise; and

(iv) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above.

Our AUM measure includes Assets Under Management for which we charge either nominal or zero fees. Our AUM measure also includes assets for which we do not have investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways;;

•

“Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP, a wholly-owned subsidiary of Apollo Asset Management Europe LLP (collectively, “AAME”). The AAME entities are subsidiaries of Apollo;

•

“Athene Holding” refers to Athene Holding Ltd. (together with its subsidiaries, “Athene”), a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs, and to which Apollo, through its consolidated subsidiary Athene Asset Management LLC (“Athene Asset Management” or “AAM’), provides asset management and advisory services;

•

“Athora” refers to a strategic platform established to acquire or reinsure blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”). The Company, through its consolidated subsidiary, AAME, provides investment advisory services to Athora.

Athora Non-Sub-Advised Assets includes the Athora assets which are managed by Apollo but not sub-advised by Apollo nor invested in Apollo funds or investment vehicles. Athora Sub-Advised includes assets which the Company explicitly sub-advises as well as those assets in the Athora Accounts which are invested directly in funds and investment vehicles Apollo manages;

•	“BRH” refers to BRH Holdings GP, Ltd;

•	“Contributing Partners” refer to those of our partners and their related parties (other than our Managing Partners) who indirectly beneficially own (through Holdings) Apollo Operating Group units;

•

“gross IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non-U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor;

•

“gross IRR” of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on March 31, 2019 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor;

•

“gross IRR” of a real assets fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on March 31, 2019 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor;;

•

“Holdings” means AP Professional Holdings, L.P., a Cayman Islands exempted limited partnership through which our Managing Partners and Contributing Partners indirectly beneficially own their interests in the Apollo Operating Group units;

•

“inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of inflows across the credit, private equity and real assets segments;

•	“IRS” refers to the Internal Revenue Service;

•

“Managing Partners” refer to Messrs. Leon Black, Joshua Harris and Marc Rowan collectively and, when used in reference to holdings of interests in Apollo or Holdings, includes certain related parties of such individuals;

•

“net IRR” of a credit fund represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor;

•

“net IRR” of a private equity fund means the gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor;

•

“net IRR” of a real assets fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of March 31, 2019 or other date specified is paid to investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor;

•	“our manager” means AGM Management, LLC, a Delaware limited liability company that is controlled by our Managing Partners;

•

“performance allocations”, “performance fees”, “performance revenues”, “incentive fees” and “incentive income” refer to interests granted to Apollo by an Apollo fund that entitle Apollo to receive allocations, distributions or fees which are based on the performance of such fund or its underlying investments;

•

“permanent capital vehicles” refers to (a) assets that are owned by or related to Athene or Athora Holding Ltd. (“Athora Holding” and together with its subsidiaries, “Athora”), (b) assets that are owned by or related to MidCap FinCo Designated Activity Company (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of

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the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of ARI has a one year term and is reviewed annually by ARI’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of ARI’s independent directors. The investment management or advisory arrangements between MidCap and Apollo, as well as between Athene and Apollo, may also be terminated under certain circumstances. The agreement pursuant to which Apollo earns certain investment-related service fees from a non-traded business development company may be terminated under certain limited circumstances;

•	“Strategic Investor” refers to the California Public Employees’ Retirement System, or “CalPERS”; and

•

“Unrealized Value” refers to the fair value consistent with valuations determined in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), for investments not yet realized and may include payments in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes. In addition, amounts include committed and funded amounts for certain investments.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Commission will automatically update and, where applicable, supersede this information. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the following documents which have been filed with the Commission:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 1, 2019 (the “2018 Annual Report”).

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 6, 2019.

•	Our Current Reports on Form 8-K, filed with the Commission on January 22, 2019, February 7, 2019, June 11, 2019 and June 14, 2019.

•	The description of the Class A shares set forth in our registration statement on Form 8-A filed with the Commission on March 21, 2011.

All documents and reports that we file with the Commission (other than any portion of such filings that are furnished under applicable Commission rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the termination of the offering of securities pursuant to this prospectus, shall be incorporated by reference in this prospectus from the date of filing of such documents.

Upon request, we will provide to each person to whom a prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus by reference, at no cost, by writing or telephoning us at the following address:

Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

Telephone: (212) 515-3200

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus and any pricing supplement that we authorize. We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus and any pricing supplement that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Except as described above or elsewhere in this prospectus, no other information is incorporated by reference in this prospectus (including, without limitation, information on our website).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, as amended (the “Securities Act”), with respect to the securities offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement on Form S-3 and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information about us and our securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement.

You may inspect and obtain these reports and other information without charge at the website maintained by the Commission. The address of this website is www.sec.gov.

We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the Commission. You can inspect and obtain them without charge at the Commission’s website. We furnish our shareholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at www.apollo.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to invest in our securities.

No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Apollo Global Management, LLC since the date of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this prospectus, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new credit, private equity, or real assets funds, market conditions generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, including the factors described in the Company’s 2018 Annual Report, and other such factors as may be described from time to time in our periodic filings with the Commission, which are accessible on the Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and in our other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

THE COMPANY

Founded in 1990, Apollo is a leading global alternative investment manager. We are a contrarian, value-oriented investment manager in credit, private equity and real assets, with significant distressed investment expertise. We have a flexible mandate in many of the funds we manage which enables our funds to invest opportunistically across a company’s capital structure. We raise, invest and manage funds on behalf of some of the world’s most prominent pension, endowment and sovereign wealth funds, as well as other institutional and individual investors.

Apollo is led by our Managing Partners, Leon Black, Joshua Harris and Marc Rowan, who have worked together for more than 30 years and lead a team of 1,212 employees, including 408 investment professionals, as of March 31, 2019. This team possesses a broad range of transaction, financial, managerial and investment skills. We have offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. We operate our credit, private equity and real assets investment management businesses in a highly integrated manner, which we believe distinguishes us from other alternative investment managers. Our investment professionals frequently collaborate across disciplines. We believe that this collaboration, including market insight, management, banking and consultant contacts, and investment opportunities, enables the funds we manage to more successfully invest across a company’s capital structure. This platform and the depth and experience of our investment team have enabled us to deliver strong long-term investment performance for our funds throughout a range of economic cycles.

As of March 31, 2019, we had total AUM of $303.0 billion, including approximately $193.7 billion in credit, $77.3 billion in private equity and $32.0 billion in real assets. We have consistently produced attractive long-term investment returns in our private equity funds, generating a 39% gross IRR and a 25% net IRR on a compound annual basis from inception through March 31, 2019. We have grown our total AUM at a 22% compound annual growth rate from December 31, 2008 to March 31, 2019. In addition, we benefit from mandates with long-term capital commitments in our credit, private equity and real assets businesses. Our long-lived capital base allows us to invest our funds’ assets with a long-term focus, which is an important component in generating attractive returns for our fund investors. We believe the long-term capital we manage also leaves us well-positioned during economic downturns, when the fundraising environment for alternative assets has historically been more challenging than during periods of economic expansion. As of March 31, 2019, more than 90% of our AUM was in funds with a contractual life at inception of seven years or more, and 49% of our AUM was in permanent capital vehicles.

Our revenues and other income consist principally of (i) management fees, which may be based upon a percentage of the committed or invested capital, adjusted assets, gross invested capital, fund net asset value, stockholders’ equity or the capital accounts of the limited partners of the funds, and may be subject to offset as discussed in note 2 to our consolidated financial statements in our 2018 Annual Report, (ii) advisory and transaction fees, net relating to certain actual and potential credit, private equity and real assets investments as more fully discussed in note 2 to our consolidated financial statements in our 2018 Annual Report, (iii) income based on the performance of our funds, which consists of allocations, distributions or fees from our credit, private equity and real assets funds, and (iv) investment income from our investments as general partner in the form of principal investment income and income from other direct investments primarily in the form of net gains from investment activities as well as interest and dividend income.

Our ability to grow our AUM and revenues depends on our performance and on our ability to attract new capital and fund investors, which we have done successfully for more than 30 years. The following are key elements of our growth strategy:

•	continuing to achieve long-term returns in our funds;

•	continuing our commitment to our fund investors;

•	raising additional investment capital for our current businesses;

•	expanding into new investment strategies, markets and businesses; and

•	pursuing complementary and strategic acquisitions.

Apollo Global Management, LLC is a Delaware limited liability company that was formed on July 3, 2007. Our principal executive offices are located at 9 West 57th Street, New York, New York 10019, and our telephone number is (212) 515-3200. We maintain a website at www.apollo.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the specific risks described in our 2018 Annual Report and the various risk factors incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the applicable prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. See “Incorporation of Documents by Reference” and “Where You Can Find More Information.” These risk factors may be amended, supplemented or superseded from time to time in the applicable prospectus supplement and by other reports we file with the Commission in the future. If any of these risks were to occur, the Company’s business, financial condition or operating results could be harmed, which may reduce our ability to pay distributions on or redeem the Class A shares. In addition, the trading price of the Class A shares may be adversely affected. You may lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

We will not receive any proceeds from the resale of Class A shares by selling shareholders under this prospectus or any prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The following description of the terms of our senior debt securities and subordinated debt securities (together, the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

Our debt securities may be issued from time to time in one or more series. The senior debt securities will be issued from time to time in series under an indenture between us and a trustee named therein, as Senior Indenture Trustee (as amended or supplemented from time to time, the “senior indenture”). The subordinated debt securities will be issued from time to time under a subordinated indenture to be entered into between us and a trustee named therein, as Subordinated Indenture Trustee (the “subordinated indenture” and, together with the senior indenture, the “indentures”). The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the “Trustee.” The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “—Ranking and Subordination—Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, forms of which are filed as an exhibit to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities which may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The applicable prospectus supplement will disclose the terms of each series of debt securities in respect to which such prospectus is being delivered, including the following:

•	the designation and issue date of the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any;

•	the date or dates, if any, from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

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the period or periods within which the redemption price or prices or the repayment price or prices, as the case may be, and the terms and conditions upon which the debt securities may be redeemed at the Company’s option or the option of the holder of such debt securities;

•

the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000, the denominations in which the debt securities will be issuable;

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provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, the Company’s Class A shares or other securities;

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if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

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if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

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if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

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provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

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the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “—Events of Default, Notice and Waiver” below;

•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

•	if the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the applicable prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the applicable prospectus supplement, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the applicable prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the applicable prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Our payment obligations under any series of the debt securities may be guaranteed by one or more of our subsidiaries; however, we have not registered any such guarantees with the Commission and, in order to provide such guarantees, we would be required to file a separate registration statement or file an amendment to the registration statement of which this prospectus forms a part with respect to such guarantees. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries or any other persons.

The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

Ranking and Subordination

Ranking

The senior debt securities will be our unsecured, senior obligations, and will rank equally with our other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantor. The subordinated debt securities will be our unsecured, subordinated obligations and the guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

The debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ existing and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Furthermore, we are a holding company with no material business operations. Our ability to service our respective indebtedness and other obligations is dependent primarily upon the earnings and cash flow of our subsidiaries and the distribution or other payment to us of such earnings or cash flow. In addition, certain indebtedness of our subsidiaries contains, and future agreements relating to any indebtedness of our subsidiaries may contain, significant restrictions on the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to each guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•

all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

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all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

Certain Covenants

Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms

For so long as any debt securities are outstanding, except as described in the applicable prospectus supplement relating to such debt securities, our company will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(1) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety as set forth above, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the applicable indenture with the same effect as if such successor had been named as the Company in the applicable indenture. In the event of any such conveyance or transfer, the Company as the predecessor shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Except as described in this prospectus and any applicable prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving the Company.

Any covenants of the Company pertaining to a series of debt securities will be set forth in the applicable prospectus supplement.

Certain Definitions

The following are certain of the terms defined in the indentures:

“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Security Register” means the register or registers we shall keep or cause to be kept, in which, we shall provide for the registration of debt securities, or of debt securities of a particular series, and of transfers of debt securities or of debt securities of such series.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the date of the applicable indenture.

“Subsidiary” means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Optional Redemption

Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•

the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, as defined below, plus the number, if any, of basis points specified in the applicable prospectus supplement;

plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, with respect to the debt securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer to be selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each debt security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the applicable Trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Defeasance

Except as otherwise set forth in the prospectus supplement relating to the debt securities, each indenture will provide that we, at our option,

(a) will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust), or

(b) need not comply with the covenants described above under “—Certain Covenants,” and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for U.S. Federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service.

In addition, we are required to deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

Except as otherwise set forth in the applicable prospectus supplement, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33 1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

“Events of Default” in respect of any series will be defined in the indentures as being:

•	default for 30 days in payment of any interest installment with respect to such series;

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default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

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default for 90 days after written notice to us by the Trustee thereunder or by holders of 331/3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

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certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs.

Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Each indenture will provide that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the applicable prospectus supplement, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture will include a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the applicable prospectus supplement, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1) to evidence the succession of another Person to the Company or any guarantor, and the assumption by such successor of the Company’s or any guarantor’s obligations under the applicable indenture and the debt securities of any series or the guarantees relating thereto;

(2) to add to the covenants of the Company or any guarantor, or to surrender any rights or powers of the Company or any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3) to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4) to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or “the Act,” excluding the provisions referred to in Sections 316(a)(2) and 316(b) of the Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5) to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6) to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7) to provide any additional Events of Default;

(8) to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9) to provide for the terms and conditions of converting those debt securities that are convertible into Class A shares or another security;

(10) to secure any series of debt securities;

(11) to add guarantors in respect of the debt securities;

(12) to make any change necessary to comply with any requirement of the Commission in connection with the qualification of the applicable indenture or any supplemental indenture under the Act; and

(13) to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the applicable prospectus supplement, each indenture will contain provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

(1) change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

(2) reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

(3) modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers;

(4) impair or adversely affect the contractual right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities; or

(5) amend or modify the terms of any guarantees in a manner adverse to the holders.

In addition, the subordinated indenture provides that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

The Trustee

The Trustee named under each indenture and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business.

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the applicable prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF SHARES

The following descriptions of our shares and provisions of our operating agreement are summaries and are qualified by reference to our operating agreement, which is incorporated by reference in this prospectus.

Shares

Our operating agreement authorizes us to issue an unlimited number of shares. As of May 3, 2019, four classes of shares have been designated, including 200,525,287 Class A shares, one Class B share, 11,000,000 Series A Preferred Shares and 12,000,000 Series B Preferred Shares issued and outstanding.

Class A Shares

All of the outstanding Class A shares are duly issued. Upon payment in full of the consideration payable with respect to the Class A shares, as determined by our board of directors, the holders of such shares shall not be liable to us to make any additional capital contributions with respect to such shares (except as otherwise required by Sections 18-607 and 18-804 of the Delaware LLC Act). No holder of Class A shares is entitled to preemptive, redemption or conversion rights.

Voting Rights

The holders of Class A shares, other than the Strategic Investor and its affiliates, are entitled to one vote per share held of record on all matters submitted to a vote of our shareholders. Class A shares held by the Strategic Investor and its affiliates have no voting rights, although their written consent will be required for certain changes to our operating agreement, including in respect of share splits and combinations, capital accounts, allocation of the items and distributions, dissolution and liquidation, requirements for amending our operating agreement and mergers, consolidations or sales of substantially all our assets, if such changes would have a disproportionate adverse impact on the Strategic Investor or its affiliates. Class A shares owned by the Strategic Investor will become entitled to vote upon transfers by the Strategic Investor or one of its affiliates in accordance with the lenders rights agreement, dated as of July 13, 2007, by and among the Company, our manager, BRH, and the Strategic Investor (the “Lenders Rights Agreement”). Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of election of directors when the Apollo control condition is no longer satisfied, by a plurality) of the votes entitled to be cast by all Class A shares and Class B shares present in person or represented by proxy, voting together as a single class.

Distribution Rights

Holders of Class A shares will share ratably (based on the number of Class A shares held) in any distribution declared by our manager out of funds legally available therefore, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred shares. Distributions consisting of Class A shares may be paid only as follows: (i) Class A shares may be paid only to holders of Class A shares; and (ii) shares shall be paid proportionally with respect to each outstanding Class A share.

Liquidation Rights

Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our Class A shares will be entitled to receive our remaining assets available for distribution. Such assets will be distributed to the holders of our Class A shares pro rata based upon the number of shares held by them.

Other Matters

In the event of our merger or consolidation with or into another entity in connection with which our Class A shares are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of Class A shares will thereafter be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Under our operating agreement, in the event that our manager determines that we should seek relief pursuant to Section 7704(e) of the Internal Revenue Code of 1986, as amended (the “Code”), to preserve our status as a partnership for U.S. Federal (and applicable state) income tax purposes, we and each of our shareholders will be required to agree to adjustments required by the tax authorities, and we will pay such amounts as are required by the tax authorities to preserve our status as a partnership.

Class B Shares

We have duly issued a single Class B share to BRH, which is owned by our Managing Partners. If BRH elects to give up its Class B share, we will issue one Class B share to each record holder of an Apollo Operating Group unit for each unit held. No holder of Class B shares will be entitled to preemptive, redemption or conversion rights.

Voting Rights

The Class B share that we have issued to Holdings is initially entitled to 240,000,000 votes on all matters submitted to a vote of our shareholders. To the extent a Managing Partner or Contributing Partner exercised or will exercise his right to exchange the Apollo Operating Group units (together with his interest in the Class B share) that he owns through his partnership interest in Holdings for Class A shares, the voting power of the Class B share has been or will be proportionately reduced. As of May 3, 2019, the Class B share was entitled to 202,245,561 votes on all matters submitted to a vote of our shareholders. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of the election of directors, a plurality) of the votes entitled to be cast by all Class A shares and Class B shares present in person or represented by proxy, voting together as a single class.

Distribution Rights

The holder of our Class B share will not have any right to receive distributions other than distributions consisting of Class B shares paid proportionally with respect to each outstanding Class B share.

Liquidation Rights

Upon our liquidation, dissolution or winding up, no holder of Class B shares will have any right to receive distributions.

Preferred Shares

Our operating agreement authorizes our manager to establish one or more series of preferred shares. Unless required by law or by any stock exchange, the authorized preferred shares will be available for issuance without further action by Class A shareholders. Our manager is able to determine, with respect to any series of preferred shares, the terms and rights of that series.

We could issue a series of preferred shares that would, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of Class A shares might believe to be in their best interests or in which holders of Class A shares might receive a premium for their Class A shares over the market price of the Class A shares. The particular terms of any series of preferred shares will be described in the prospectus supplement relating to such preferred shares.

Listing

Our Class A shares are listed on the NYSE under the symbol “APO.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A shares, our Class B share and our preferred shares is American Stock Transfer & Trust Company.

We will be entitled to recognize the person in whose name any shares are registered on the books of the transfer agent as of the opening of business on a particular business day as owner, or record holder, of such shares, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether we have actual or other notice thereof, except as otherwise provided by law, including any applicable rule, regulation, guideline or requirement of any national securities exchange on which such shares are listed for trading. Without limiting the foregoing, when a person is acting as nominee, agent or in some other representative capacity for another person in acquiring and/or holding the shares, as between us on the one hand and such other person on the other, such representative person shall be deemed the record holder of such share.

Operating Agreement

Manager

Our operating agreement provides that so long as the Apollo Group (as defined below) beneficially owns at least 10% of the aggregate number of votes that may be cast by holders of outstanding voting shares, our manager, which is indirectly owned and controlled by our Managing Partners, will manage all of our operations and activities and will have discretion over significant corporate actions, such as the issuance of securities, payment of distributions, sales of assets, making certain amendments to our operating agreement and other matters, and our board of directors will have no authority other than that which our manager chooses to delegate to it. We refer to the Apollo Group’s beneficial ownership of at least 10% of such voting power as the “Apollo control condition.”

For purposes of our operating agreement, the “Apollo Group” means (i) our manager and its affiliates, including their respective general partners, members and limited partners, (ii) Holdings and its affiliates, including their respective general partners, members and limited partners, (iii) with respect to each Managing Partner, such Managing Partner and such Managing Partner’s “group” (as defined in Section 13(d) of the Exchange Act), (iv) any former or current investment professional of or other employee of an “Apollo employer” (as defined below) or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group), (v) any former or current executive officer of an Apollo employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group); and (vi) any former or current director of an Apollo employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group). With respect to any person, “Apollo employer” means Apollo Global Management, LLC or such other entity controlled by Apollo Global Management, LLC or its successor as may be such person’s employer but does not include any portfolio companies.

Our operating agreement contains provisions that waive or consent to conduct by our manager and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our operating agreement provides that when our manager is acting in its individual capacity, as opposed to in its capacity as our manager, it may act without any fiduciary obligations to us or our shareholders whatsoever. When our manager, in its capacity as our manager, is permitted to or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable,” then our manager will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our shareholders and will not be subject to any different standards imposed by our operating agreement, the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or under any other law, rule or regulation or in equity.

Organization

We were formed on July 3, 2007 and have a perpetual existence.

Purpose

Under our operating agreement, we are permitted to engage, directly or indirectly, in any business activity that is approved by our manager and that lawfully may be conducted by a limited liability company organized under Delaware law.

Power of Attorney

Each shareholder, and each person who acquires shares in accordance with our operating agreement, grants to our manager and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance, dissolution or termination. The power of attorney also grants our manager the authority to amend, and to make consents and waivers under, our operating agreement and certificate of formation, in each case in accordance with our operating agreement.

Board of Directors

For so long as the Apollo control condition is satisfied, our manager shall (i) nominate and elect all directors to our board of directors, (ii) set the number of directors of our board of directors and (iii) fill any vacancies on our board of directors. After the Apollo control condition is no longer satisfied, each of our directors will be elected by the vote of a plurality of our shares entitled to vote, voting as a single class, to serve until his or her successor is duly elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal.

Our board of directors currently consists of eight members. For so long as the Apollo control condition is satisfied, our manager may remove any director, with or without cause, at any time. After such condition is no longer satisfied, a director or the entire board of directors may be removed by the affirmative vote of holders of 50% or more of the total voting power of our shares.

In addition, if distributions on a series of the preferred shares have not been declared and paid for the equivalent of six or more quarterly distribution periods, whether or not consecutive, holders of the preferred shares, together as a class with holders of any other series of parity shares with like voting rights, will be entitled to vote for the election of two additional directors to the board of directors. When quarterly distributions have been declared and paid on such series of the preferred shares for four consecutive quarters following such a nonpayment event, the right of the holders of the preferred shares and such parity shares to elect these two additional directors will cease, the terms of office of these two directors will forthwith terminate and the number of directors constituting the board of directors will be reduced accordingly.

Capital Contributions

Our shareholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Limited Liability

The Delaware LLC Act provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the operating agreement.

Issuance of Additional Securities

Our operating agreement authorizes us to issue an unlimited number of additional shares and options, rights, warrants and appreciation rights relating to shares for the consideration and on the terms and conditions established by our manager in its sole discretion without the approval of any shareholders.

In accordance with the Delaware LLC Act and the provisions of our operating agreement, we may also issue additional membership interests that have designations, preferences, rights, powers and duties that do not apply to the Class A shares.

Amendment of the Operating Agreement

General

Amendments to our operating agreement may be proposed only by our manager, and our manager is under no obligation or duty to make any amendments to our operating agreement. A proposed amendment, other than those amendments that require the approval of the shareholders or those amendments that are within the unilateral discretion of our manager, both of which are discussed below, will be effective upon the approval of our manager and a majority of the aggregate number of votes that may be cast by holders of voting shares outstanding as of the relevant record date.

Prohibited Amendments

No amendment may be made that would:

•

enlarge the obligations of any Class A shareholder without his or her consent, except that any amendment that would have a material adverse effect on the rights or preferences of any class of shares in relation to other classes of shares interests may be approved by at least a majority of the type or class of shares so affected, or

•

enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our manager or any of its affiliates without the consent of our manager, which may be given or withheld in its sole discretion.

These two provisions can only be amended upon the approval of the holders of at least 90% of the outstanding voting shares.

No Shareholder Approval

Our manager may generally make amendments to our operating agreement or certificate of formation without the approval of any shareholder to reflect:

•	a change in our name, the location of our principal place of business, our registered agent or its registered office,

•	the admission, substitution, withdrawal or removal of shareholders in accordance with the operating agreement,

•

a change that our manager determines is necessary or appropriate for the Company to qualify or to continue our qualification as a limited liability company or a company in which the Class A shareholders have limited liability under the laws of any state or other jurisdiction or to ensure that the Company and its subsidiaries will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. Federal income tax purposes,

•	an amendment that our manager determines to be necessary or appropriate to address certain changes in U.S. Federal income tax regulations, legislation or interpretation,

•

an amendment that our manager determines is necessary or appropriate, based on the advice of counsel, to prevent the Company or our manager or its partners, officers, trustees, representatives or agents, from having a material risk of being in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor,

•	a change in our fiscal year or taxable year and related changes,

•

an amendment that our manager determines in its sole discretion to be necessary, desirable or appropriate for the creation, authorization or issuance of any class or series of shares or options, rights, warrants or appreciation rights relating to shares,

•	any amendment expressly permitted in our operating agreement to be made by our manager acting alone,

•	an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of our operating agreement,

•

any amendment that in the sole discretion of our manager is necessary or appropriate to reflect and account for the formation by the limited liability company of, or its investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our operating agreement,

•

a merger with or conversion or conveyance to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conversion or conveyance other than those it receives by way of such merger, conversion or conveyance,

•

an amendment effected, necessitated or contemplated by an amendment to any partnership or limited liability company agreement, as applicable, of the Apollo Operating Group entities that requires partners or members, as applicable, of any Apollo Operating Group entity to provide a statement, certification or other proof of evidence regarding whether such shareholder is subject to U.S. Federal income taxation on the income generated by the Apollo Operating Group entity, or

•	any other amendments substantially similar to any of the matters described above.

In addition, our manager may make amendments to our operating agreement without the approval of any shareholder if those amendments, in the discretion of our manager:

•

do not adversely affect our shareholders considered as a whole (including any particular class of shares as compared to other classes of shares, treating the Class A shares and the Class B shares as a separate class for this purpose) in any material respect,

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state or non-U.S. agency or judicial authority or contained in any federal or state or non-U.S. statute (including the Delaware LLC Act),

•

are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading,

•	are necessary or appropriate for any action taken by our manager relating to splits or combinations of shares under the provisions of our operating agreement, or

•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our operating agreement or are otherwise contemplated by our operating agreement.

Merger, Sale or Other Disposition of Assets

Our operating agreement generally prohibits our manager, without the prior approval of the holders of a majority of the voting power of our outstanding voting shares, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries. However, our manager in its sole discretion may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries, including affiliates of our manager) without that approval. Our manager may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without that approval.

However, pursuant to the agreement among Managing Partners (which is further described in “Certain Relationships and Related Party Transactions—Agreement Among Managing Partners” in our 2018 Annual Report), Mr. Black, as a member of the executive committee of our manager, will have the right of veto over, among other things a sale or other disposition of the Apollo Operating Group and/or its subsidiaries or any portion thereof, through a merger, recapitalization, stock sale, asset sale or otherwise, to an unaffiliated third party (other than through an exchange of AOG Units and interests in our Class B share for Class A shares, transfers by a founder or a permitted transferee to another permitted transferee, or the issuance of bona fide equity incentives to any of our non-founder employees) that constitutes (x) a direct or indirect sale of a ratable interest (or substantially ratable interest) in each entity that constitutes the Apollo Operating Group or (y) a sale of all or substantially all of the assets of Apollo.

If conditions specified in our operating agreement are satisfied, our manager may convert or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The shareholders are not entitled to dissenters’ rights of appraisal under our operating agreement or the Delaware LLC Act in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event.

Election to be Treated as a Corporation

If our manager determines that it is no longer in our best interests to continue to be treated as a partnership for U.S. Federal income tax purposes, our manager may elect to treat us as an association or as a publicly traded company taxable as a corporation for U.S. Federal (and applicable state) income tax purposes.

Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (i) the election of our manager to dissolve us, if approved by the holders of a majority of the total combined voting power of all of our outstanding Class A and Class B shares; (ii) the sale, exchange or other disposition of all or substantially all of our assets and those of our subsidiaries; (iii) the entry of a decree of judicial dissolution of our limited liability company; or (iv) at any time that we no longer have any shareholders, unless our businesses are continued in accordance with the Delaware LLC Act.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a new limited liability company, the liquidator authorized to wind up our affairs will, acting with all of the powers of our manager that the liquidator deems necessary or appropriate in its judgment, liquidate our assets and apply the proceeds of the liquidation first, to discharge our liabilities as provided in the operating agreement and by law and thereafter to the shareholders pro rata according to the percentages of their respective shares as of a record date selected by the liquidator. The liquidator may defer liquidation of our assets for a reasonable period of time or distribute assets to Class A shareholders in kind if it determines that an immediate sale or distribution of all or some of our assets would be impractical or would cause undue loss to the Class A shareholders.

Resignation of the Manager

Our manager may resign at any time by giving notice of such resignation in writing or by electronic transmission to us. Any such resignation shall take effect at the time specified therein. The acceptance of such resignation shall not be necessary to make it effective. Our manager may at any time designate a substitute manager, which substitute manager will, upon the later of the acceptance of such designation and the effective date of such resignation of the departing manager, have control of us under the terms of the operating agreement upon the effective date of the departing manager’s resignation. In the event our manager resigns and does not designate a substitute manager in accordance with the terms of the operating agreement, control of us will shift to our board of directors.

Limited Call Right

If at any time less than 10% of the then issued and outstanding shares of any class, including our Class A shares, are held by persons other than our manager and its affiliates, our manager will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons as of a record date to be selected by our manager, on at least ten but not more than 60 days’ notice. The purchase price in the event of this purchase is the greater of:

(i)	the current market price as of the date three days before the date the notice is mailed, and

(ii)

the highest cash price paid by our manager or any of its affiliates for any membership interests of the class purchased within the 90 days preceding the date on which our manager first mails notice of its election to purchase those membership interests.

As a result of our manager’s right to purchase outstanding shares, a Class A shareholder may have his Class A shares purchased at an undesirable time or price. The tax consequences to a Class A shareholder of the exercise of this call right are the same as a sale by that shareholder of his Class A shares in the market. See “Material U.S. Federal Tax Considerations.”

Preemptive Rights

We have not granted any preemptive rights with respect to our Class A shares.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of the Class A shares then outstanding, record Class A shareholders will be entitled to notice of, and to vote at, meetings of our Class A shareholders and to act upon matters as to which Class A shareholders have the right to vote or to act.

Except as described below regarding a person or group owning 20% or more of the Class A shares then outstanding, each record holder of a Class A share, other than the Strategic Investor or its affiliates, is entitled to a number of votes equal to the number of Class A shares held. Each outstanding Class A share, other than Class A shares held by the Strategic Investor or its affiliates, shall be entitled to one vote per share on all matters submitted to the shareholders for approval. Class A shares held by the Strategic Investor or its affiliates will not be entitled to vote, although such Class A shares will become entitled to vote upon certain transfers in accordance with the Lenders Rights Agreement. In the case of Class A shares held by our manager on behalf of non-citizen assignees, our manager will distribute the votes on those Class A shares in the same ratios as the votes of shareholders in respect of other Class A shares are cast.

The Class B share that we have issued to BRH was initially entitled to 240,000,000 votes on all matters submitted to a vote of our shareholders. To the extent a Managing Partner or Contributing Partner exercised or will exercise his right to exchange the AOG Units that he owns through his partnership interest in Holdings for Class A shares, the voting power of the Class B share has been or will be proportionately reduced. As a result, as of May 3, 2019, the Class B share was entitled to 202,245,561 votes on all matters submitted to a vote of our shareholders. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of the election of directors, a plurality) of the votes entitled to be cast by all shares present in person or represented by proxy, voting together as a single class.

Any action that is required or permitted to be taken by the shareholders may be taken either at a meeting of shareholders or without a meeting, without prior notice and without a vote if consents in writing describing the action so taken are signed by holders owning not less than the minimum percentage of the voting power of the outstanding shares that would be necessary to authorize or take that action at a meeting. Meetings of the shareholders may be called by our manager. Shareholders may vote either in person or by proxy at meetings. The holders of a majority of the voting power of the outstanding shares for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the holders of the shares requires approval by holders of a greater percentage of such shares, in which case the quorum will be the greater percentage. However, if at any time any person or group (other than our manager and its affiliates, or a direct or subsequently approved transferee of our manager or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of any class of shares then outstanding, that person or group will lose voting rights on all of its shares and the shares may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of shareholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Status as Shareholder

By transfer of Class A shares in accordance with our operating agreement, each transferee of Class A shares will be admitted as a shareholder with respect to the Class A shares transferred when such transfer and admission is reflected in our books and records. Except as described in our operating agreement, the Class A shares will be fully paid and non-assessable.

Non-Citizen Assignees; Redemption

If we are or become subject to federal, state or local laws or regulations that in the determination of our manager create a substantial risk of cancellation or forfeiture of any property in which the limited liability company has an interest because of the nationality, citizenship or other related status of any Class A shareholder, we may redeem the Class A shares held by that holder at their current market price. To avoid any cancellation or forfeiture, our manager may require each Class A shareholder to furnish information about his nationality, citizenship or related status. If a Class A shareholder fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our manager determines, with the advice of counsel, after receipt of the information that the Class A shareholder is not an eligible citizen, the Class A shareholder may be treated as a non-citizen assignee. A non-citizen assignee does not have the right to direct the voting of his Class A shares and may not receive distributions in kind upon our liquidation.

Indemnification

Under our operating agreement, in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts: our manager; any departing manager; any person who is or was an affiliate of our manager or any departing manager; any person who is or was a member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of us or our subsidiaries, our manager or any departing manager or any affiliate of us or our subsidiaries, our manager or any departing manager; any person who is or was serving at the request of our manager or any departing manager or any affiliate of our manager or any departing manager as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; or any person designated by our manager.

We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our operating agreement.

We have entered into indemnification agreements with each of our directors, executive officers and certain of our employees which set forth the obligations described above.

We have also agreed to indemnify each of our Managing Partners and certain Contributing Partners against certain amounts that they are required to pay in connection with a general partner obligation for the return of previously made performance fee distributions in respect of Fund IV, Fund V and Fund VI.

We also currently maintain liability insurance for our directors and officers.

Books and Reports

Our manager is required to keep appropriate books of the limited liability company’s business at our principal offices or any other place designated by our manager. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our year ends on December 31 each year.

As soon as reasonably practicable after the end of each fiscal year, we will furnish to each shareholder tax information (including Schedule K-1), which describes on a U.S. dollar basis such shareholder’s share of our income, gain, loss and deduction for our preceding taxable year. It may require longer than 90 days after the end of our fiscal year to obtain the requisite information from all lower-tier entities so that K-1s may be prepared for us. Consequently, shareholders who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In addition, each shareholder will be required to report for all tax purposes consistently with the information provided by us. See “Material U.S. Federal Tax Considerations—Administrative Matters—Information Returns.”

Right to Inspect Our Books and Records

Our operating agreement provides that a shareholder can, for a purpose reasonably related to his or her interest as such a holder, upon reasonable written demand and at his or her own expense, have furnished to him or her:

•	promptly after becoming available, a copy of our U.S. Federal, state and local income tax returns; and

•	copies of our operating agreement, the certificate of formation of the limited liability company, related amendments and powers of attorney under which they have been executed.

Our manager may, and intends to, keep confidential from our shareholders trade secrets or other information the disclosure of which our manager believes is not in our best interests or which we are required by law or by agreements with third parties to keep confidential.

Director Independence

For so long as the Apollo control condition is satisfied, we are considered a “controlled company” as defined in the listing standards of the NYSE and we are exempt from the NYSE rules that require that:

•	our board of directors be comprised of a majority of independent directors;

•	we establish a compensation committee composed solely of independent directors; and

•	we establish a nominating and corporate governance committee composed solely of independent directors.

While our board of directors is currently comprised of a majority of independent directors, we plan on availing ourselves of the controlled company exceptions. We have elected not to have a nominating and corporate governance committee comprised entirely of independent directors, nor a compensation committee comprised entirely of independent directors. Our board of directors has determined that four of our seven directors meet the independence standards under the NYSE and the Commission. These directors are Messrs. Ducey, Kraft and Krongard and Ms. Richards.

At such time that we are no longer deemed a controlled company, our board of directors will take all action necessary to comply with all applicable rules within the applicable time period under the NYSE listing standards.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares we may issue. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may issue depositary receipts representing interests in a particular series of preferred shares which are called depositary shares. We will deposit the series of preferred shares which are the subject of depositary shares with a depositary to be named in the applicable prospectus supplement, which will hold the preferred shares for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred shares to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the preferred shares.

While the deposit agreement relating to a particular series of preferred shares may have provisions applicable solely to that series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:

Distributions

Each time we pay a cash distribution with regard to preferred shares of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred shares an amount equal to the distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Shares

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred shares, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of preferred shares held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those preferred shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of a depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of preferred shares (or fraction of a share) which is represented by the depositary share.

Conversion

If a series of preferred shares are convertible into Class A shares or other of our securities or property, holders of depositary shares relating to that series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the Class A shares or other securities or property into which the number of preferred shares (or fractions of shares) to which the depositary shares relate could at the time be converted.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate the deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of the deposit agreement, the depositary will make the whole or fractional shares of preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. The deposit agreement will automatically terminate if:

•	All outstanding depositary shares to which it relates have been redeemed or converted; and/or

•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of equity or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue each series of warrants under separate warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Warrants

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities or equity securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our equity or debt securities and is not entitled to any payments on any equity or debt securities issuable upon exercise of the warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. Federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the equity or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase Class A shares, preferred shares or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each Class A share, preferred share or other security upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the number and terms of each Class A share, preferred share or other security that may be purchased per each subscription right;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the Commission if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Incorporation of Documents by Reference” and “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of equity securities issued by us or debt or equity securities issued by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit and will contain a summary of certain material U.S. Federal income tax consequences applicable to the purchase contracts and purchase units.

SELLING SHAREHOLDERS

Information about selling shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which are incorporated into this prospectus by reference.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following discussion of the material U.S. Federal tax considerations relating to an investment in Class A shares insofar as it expresses conclusions as to the application of U.S. Federal tax law is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. Federal income tax counsel. For purposes of this section, references to “Apollo,” “we,” “our,” and “us” mean only Apollo Global Management, LLC and not its subsidiaries, except as otherwise indicated. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and pronouncements of the IRS, and judicial decisions, all as in effect on the date hereof and which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion is not a comprehensive discussion of all of the U.S. Federal income tax considerations applicable to us or that may be relevant to a particular holder of Class A shares in view of such holder’s particular circumstances and, except to the extent provided below, is not directed to holders of Class A shares that also hold preferred shares or are subject to special treatment under the U.S. Federal income tax laws, such as banks or other financial institutions, dealers in securities or currencies, tax-exempt entities, regulated investment companies, real estate investment trusts, non-U.S. persons (as defined below), insurance companies, mutual funds, persons holding Class A shares as part of a hedging, integrated or conversion transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons required to accelerate the recognition of an item of gross income with respect to Class A shares as a result of such income being recognized on an applicable financial statement, charitable remainder unit trusts, common trust funds or persons liable for the alternative minimum tax. In addition, except to the extent provided below, this discussion does not address any aspect of state, local or non-U.S. tax law and assumes that holders of Class A shares will hold their Class A shares as capital assets within the meaning of Section 1221 of the Code. The tax treatment of partners in a partnership (including owners in an entity treated as a partnership for U.S. Federal income tax purposes) that is a holder of our Class A shares generally depends on the status of the partner (or owner), and is not specifically addressed herein. Partners in partnerships (or owners in entities treated as partnerships for U.S. Federal income tax purposes) purchasing Class A shares are urged to consult their own tax advisors.

No statutory, administrative or judicial authority directly addresses the treatment of certain aspects of Class A shares or instruments similar to Class A shares for U.S. Federal income tax purposes. We cannot give any assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Moreover, we have not and will not seek any advance rulings from the IRS regarding any matter discussed in this prospectus.

Accordingly, prospective holders of Class A shares are urged to consult their own tax advisors to determine the U.S. Federal income tax consequences to them of acquiring, holding and disposing of Class A shares, as well as the effects of state, local and non-U.S. tax laws.

For purposes of the following discussion, a U.S. person is a person that is (i) a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States or any state thereof, or the District of Columbia, (iii) an estate, the income of which is subject to U.S. Federal income taxation regardless of its source, or (iv) a trust (a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control. A “non-U.S. person” is a person that is neither a U.S. person nor an entity treated as a partnership for U.S. Federal income tax purposes.

Taxation of the Company

Taxation of Apollo. While we are organized as a limited liability company and currently intend to operate so that we will be treated for U.S. Federal income tax purposes as a partnership, and not as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances we cannot give any assurance that we will so qualify for any particular year. Our treatment as a partnership that is not a publicly traded partnership taxable as a corporation will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described below). Accordingly, we cannot give any assurance that the actual results of our operations for any taxable year will satisfy the qualifying income exception. Furthermore, it is possible that the U.S. Federal income tax law could be amended by Congress so as to cause part or all of our income to be non-qualifying income under the publicly traded partnership rules. A change in the administrative or judicial interpretation of the U.S. Federal income tax law could also create this result. See “—Administrative Matters— Possible New Legislation or Administrative or Judicial Action” below. Additionally, as we announced on May 2, 2019, our manager has determined it is prudent to convert from a limited liability company treated as a partnership for U.S. Federal income tax purposes to a corporation, which conversion remains subject to the approval of the conflicts committee of our board of directors.

If we fail to satisfy the qualifying income exception (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure as discussed below) or upon the completion of our conversion into a corporation, we will be treated as if we had transferred all of our assets, subject to our liabilities, to a newly formed corporation, on the first day of the year in which we failed to satisfy the qualifying income exception or the effective date of the conversion to a corporation, in return for stock of the corporation, and then distributed such stock to the holders of Class A shares and preferred shares in liquidation of their interests in us. This contribution and liquidation should be tax-free to holders of Class A shares (except for a non-U.S. holder if we own an interest in U.S. real property or an interest in a USRPHC (as defined below) or we are treated as engaged in a U.S. trade or business as discussed below in “—Taxation of Non-U.S. Persons”) so long as we do not have liabilities in excess of the tax basis of our assets. If, for any reason (including our failure to meet the qualifying income exception), we were treated as an association or publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes, (i) we would be subject to U.S. Federal income tax on our taxable income at regular corporate income tax rates, without deduction for any distributions to holders, thereby substantially reducing the amount of any cash available for distribution to holders and (ii) distributions made to the holders of our Class A shares would be treated as either taxable dividend income, which may be eligible for reduced rates of taxation, to the extent of our current or accumulated earnings and profits, or in the absence of earnings and profits, as a nontaxable return of capital, to the extent of the holder’s tax basis in Class A shares, or as taxable capital gain, after the holder’s basis was reduced to zero. In addition, distributions treated as dividends to holders that are non-U.S. persons would be subject to withholding tax. The net effect of such treatment would be, among other things, to subject the income from APO Asset Co., LLC, APO (FC), LLC, APO (FC II), LLC, APO (FC III), LLC and APO UK (FC), Limited to corporate level taxation.

Under Section 7704 of the Code, unless certain exceptions apply, if an entity that would otherwise be classified as a partnership for U.S. Federal income tax purposes is a “publicly traded partnership” (as defined in the Code) it will be treated and taxed as a corporation for U.S. Federal income tax purposes. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the entity are traded on an established securities market or (ii) interests in the entity are readily tradable on a secondary market or the substantial equivalent thereof. We expect that we will be treated as a publicly traded partnership for U.S. Federal income tax purposes.

A publicly traded partnership will, however, be treated as a partnership, and not as a corporation for U.S. Federal income tax purposes, if 90% or more of its gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704 of the Code and it is not required to register as an investment company under the Investment Company Act. We refer to this exception as the “qualifying income exception.” Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stocks and securities and certain other forms of investment income. We expect that our investments will earn interest, dividends, capital gains and other types of qualifying income, however, we cannot give any assurance as to the types of income that will be earned in any given year.

While we are treated as a publicly traded partnership, we will manage our investments so that we will satisfy the qualifying income exception to the extent reasonably possible. We cannot give any assurance, however, that we will do so or that the IRS will not challenge our compliance with the qualifying income requirements and, therefore, assert that we should be taxable as a corporation for U.S. Federal income tax purposes. In such event, the amount of cash available for distribution to holders would be reduced materially.

If at the end of any year we fail to meet the qualifying income exception, we may still qualify as a partnership if we are entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure to meet the qualifying income exception is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) we and each of the holders (during the failure period) of our Class A shares and preferred shares agree to make such adjustments or to pay such amounts as are required by the IRS. Under our operating agreement, each holder of Class A shares is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain our status as a partnership. It is not possible to state whether we would be entitled to this relief in any or all circumstances. If this relief provision is inapplicable to a particular set of circumstances involving us, we will not qualify as a partnership for U.S. Federal income tax purposes. Even if this relief provision applies and we retain our partnership status, we or the holders of Class A shares and preferred shares (during the failure period) will be required to pay such amounts as are determined by the IRS.

The remainder of this section assumes that we and the underlying partnerships (including entities that we intend to be treated as partnerships for U.S. Federal income tax purposes) of the Apollo Operating Group will be treated as partnerships for U.S. Federal income tax purposes.

Certain State, Local and Non-U.S. Tax Matters. We and our subsidiaries may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property, or reside. For example, some of our subsidiaries will be subject to New York City unincorporated business tax. We may be required to file tax returns in some or all of those jurisdictions. The state, local or non-U.S. tax treatment of us and our holders may not conform to the U.S. Federal income tax treatment discussed herein. We will pay non-U.S. taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to non-U.S. income or other tax liability in amounts that could be substantial. Any non-U.S. taxes incurred by us may not pass through to holders of our Class A shares as a credit against their U.S. Federal income tax liability. For non-corporate U.S. shareholders, the deductibility of state and local taxes will also be subject to substantial limitations for taxable years 2018 through 2025.

APO Corp. APO Corp. is taxable as a corporation for U.S. Federal income tax purposes. Accordingly, even though we expect to qualify as a partnership for U.S. Federal income tax purposes, the income from the portion of our business that we hold through APO Corp. will be subject to U.S. Federal corporate income tax and other taxes. As the holder of APO Corp.’s shares, we will not be taxed directly on earnings of entities we hold through APO Corp. Distributions of cash or other property that APO Corp. pays to us will constitute dividends for U.S. Federal income tax purposes to the extent paid from its current or accumulated earnings and profits (as determined under U.S. Federal income tax principles). If the amount of a distribution by APO Corp. exceeds its current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of our tax basis in APO Corp.’s common stock, and thereafter will be treated as a capital gain.

APO (FC), LLC; APO (FC II), LLC; APO (FC III), LLC; APO UK (FC), Limited. APO (FC), LLC, APO (FC II), LLC, APO (FC III), LLC and APO UK (FC), Limited (the “offshore intermediate corporations”) are taxable as corporations for U.S. Federal income tax purposes. Accordingly, any income from the portion of our business that we hold through the offshore intermediate corporations that is treated as effectively connected with a U.S. trade or business will be subject to U.S. Federal income tax at corporate rates and other taxes. The income from the portion of our business that we hold through APO UK (FC), Limited will be subject to UK corporation tax and other taxes. The offshore intermediate corporations will be considered controlled foreign corporations, or “CFCs,” for U.S. Federal income tax purposes. Accordingly, each U.S. holder of our Class A shares may be required to include in income its allocable share of “Subpart F” income of the offshore intermediate corporations. Subpart F income generally includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents and certain other generally passive types of income. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, an investor may be required to report as ordinary income its allocable share of the offshore intermediate corporations’ Subpart F income reported by us without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of our earnings (if any) attributable to net capital gains of the offshore intermediate corporations. The tax basis of the shares we hold of the offshore intermediate corporations, and a holder’s tax basis in our Class A shares, will be increased to reflect any required Subpart F income inclusions. Such income will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the offshore intermediate corporations from U.S.

sources. Such income will not be eligible for the reduced rate of tax that may be applicable to “qualified dividend income” for individual U.S. persons. Amounts included as such income with respect to direct and indirect investments generally will not be taxable again when actually distributed. For further discussion of CFC treatment, see “—Taxation of Holders of Class A Shares— Passive Foreign Investment Companies and Controlled Foreign Corporations” below. In addition, in December 2017, President Trump signed into law Public Law Number 115-97, formerly known as the Tax Cuts and Jobs Act (the “TCJA”), which introduced a new minimum tax on “global intangible low-taxed income” or “GILTI,” which may require certain holders of our Class A shares to pay tax at the highest rates applicable to ordinary income on their allocable share of GILTI generated by certain CFCs that we own directly or indirectly. Although we are still evaluating the new minimum tax imposed on GILTI and the full impact of such tax is unclear at this point, it is possible that certain Class A shareholders may be required to recognize income without the receipt of cash relating to such income.

APO Asset Co., LLC. APO Asset Co., LLC is a wholly-owned limited liability company. APO Asset Co., LLC will be treated as an entity disregarded as separate from us. Accordingly, all the assets, liabilities and items of income, deduction and credit of APO Asset Co., LLC will be treated as our assets, liabilities and items of income, deduction and credit.

Personal Holding Companies. APO Corp. could be subject to additional U.S. Federal income tax on a portion of its income if it is determined to be a personal holding company, or “PHC,” for U.S. Federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. Federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. Federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents). The PHC rules do not apply to non-U.S. corporations.

Due to applicable attribution rules, it is likely that five or fewer individuals or tax-exempt organizations will be treated as owning actually or constructively more than 50% of the value of stock in APO Corp. Consequently, APO Corp. could be or become a PHC, depending on whether it fails the PHC gross income test. Certain aspects of the gross income test cannot be predicted with certainty. Thus, we cannot give any assurance that APO Corp. will not become a PHC in the future.

If APO Corp. is or were to become a PHC in a given taxable year, it would be subject to an additional 20% PHC tax on its undistributed PHC income, which generally includes the company’s taxable income, subject to certain adjustments.

Taxation of Holders of Class A Shares

Taxation of Holders of Class A Shares on Our Profits and Losses. As a partnership for tax purposes, we are not a taxable entity and incur no U.S. Federal income tax liability except as described below under “—Administrative Matters—Partnership Audit Legislation.” Instead, each holder of Class A shares in computing such holder’s U.S. Federal income tax liability for a taxable year will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit (including those items of APO Asset Co., LLC as an entity disregarded as separate from us for U.S. Federal income tax purposes, any Subpart F income and GILTI) for each of our taxable years ending with or within the taxable year of such holder, regardless of whether the holder has received any distributions from us. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the holder’s) level.

Limits on Deductions for Losses and Expenses. A holder’s deduction of its share of our losses, if any, will be limited to such holder’s tax basis in its Class A shares and, if such holder is an individual or a corporation that is subject to the “at risk” rules, to the amount for which such holder is considered to be “at risk” with respect to our activities, if that is less than such holder’s tax basis. In general, a holder of Class A shares will be at risk to the extent of such holder’s tax basis in its Class A shares, reduced by (1) the portion of that basis attributable to such holder’s share of our liabilities for which such holder will not be personally liable and (2) any amount of money such holder borrows to acquire or hold its Class A shares, if the lender of those borrowed funds owns an interest in us, is related to such holder or can look only to the Class A shares for repayment. A holder’s at risk amount will generally increase by its allocable share of our income and gain and decrease by cash distributions to such holder and such holder’s allocable share of losses and deductions. A holder must recapture losses deducted in previous years to the extent that distributions cause such holder’s at risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that a holder’s tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Any excess loss above that gain previously suspended by the at risk or basis limitations may no longer be used.

We do not expect to generate any income or losses from “passive activities” for purposes of Section 469 of the Code. Accordingly, income allocated by us to a holder of Class A shares may not be offset by any Section 469 passive losses of such holder from other sources and any losses we allocate to a holder generally may not be used to offset Section 469 passive income of such holder from other sources. In addition, other provisions of the Code may limit or disallow any deduction for losses by a holder of Class A shares or deductions associated with certain assets, including potentially Section 470 of the Code or the new excess business loss limitation introduced by the TCJA. Prospective holders of Class A shares are urged to consult with their own tax advisors regarding their limitations on the deductibility of losses under applicable sections of the Code.

Limitations on Deductibility of Syndication Fees. In general, neither we nor any U.S. holder of Class A shares may deduct syndication expenses. Syndication fees (which would include any sales or placement fees or commissions or underwriting discount payable to third parties) must be capitalized and cannot be amortized or otherwise deducted.

Limitations on Interest Deductions. A holder’s share of our interest expense is likely to be treated as “investment interest” expense. If a holder is a non-corporate taxpayer, the deductibility of “investment interest” expense is generally limited to the amount of such holder’s “net investment income.” A holder’s share of our dividend and interest income will be treated as investment income, although “qualified dividend income” subject to reduced rates of tax in the hands of an individual will only be treated as investment income if a holder elects to treat such dividend as ordinary income not subject to reduced rates of tax. In addition, state and local tax laws may disallow deductions for a holder’s share of our interest expense.

The computation of a holder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase a Class A share. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gain rates is excluded from net investment income, unless a holder of Class A shares elects to pay tax on such gain or dividend income at ordinary income rates.

Deductibility of Partnership Investment Expenditures by Individual Partners and by Trusts and Estates. For taxable years 2018 through 2025, a non-corporate U.S. holder of Class A shares (including a shareholder of an S corporation and the owner of a grantor trust) may neither deduct nor capitalize its share of any investment-related expenses incurred by us. After 2025, a non-corporate U.S. holder of Class A shares may deduct such investment-related expenses subject to substantial limitations. Prospective non-corporate holders of Class A shares are urged to consult their own tax advisors with respect to the application of these limitations.

Allocation of Profits and Losses. For each of our fiscal years, each holder of Class A shares shall be allocated its allocable share of items of income, gain, loss, deduction or credit recognized by us (including those items of APO Asset Co., LLC, which is an entity disregarded as separate from us for U.S. Federal income tax purposes). To the extent that our managing partners and contributing partners exchange Apollo Operating Group units for Class A shares, such income and gain will from time to time include the built-in income or gain inherent in the underlying assets of the Apollo Operating Group at the time of such exchange. Section 704(c) of the Code arguably requires that we specially allocate such built-in income or gain to the holders of these specific Class A shares. However, since we do not expect to be able to identify these specific Class A shares following their sales on the market by such partners, we expect that we will not be able to make such special allocations to the holders of these specific Class A shares. Accordingly, such built-in income or gain will likely be allocated pro rata among all holders of Class A shares.

We may make investments that produce taxable income before they generate cash and/or may devote cash flow to make other investments, make distributions on our preferred shares or pay principal amount of debt. Therefore the amount of taxable income that we allocate to you may exceed your cash distributions, and this excess may be substantial.

We must allocate items of partnership income and deductions between transferors and transferees of Class A shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules under the Code and to report income, gain, loss, deduction and credit to holders in a manner that reflects such holders’ beneficial share of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between holders of Class A shares, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. In addition, as a result of such allocation method, we may allocate taxable income to you even if you do not receive any distributions.

If the IRS does not accept our conventions, the IRS may contend that our taxable income or losses must be reallocated among the holders of Class A shares. If such a contention were sustained, a holder’s tax liabilities could be adjusted to its possible detriment. Our manager is authorized to revise our method of allocation between transferors and transferees (as well as among holders whose interests otherwise could vary during a taxable period). See “—Administrative Matters—Possible New Legislation or Administration or Judicial Action” below.

Adjusted Tax Basis of Class A Shares. A holder’s adjusted tax basis in its Class A shares will equal the amount paid for the Class A shares and will be increased by the holder’s allocable share of (i) items of our income and gain and (ii) our liabilities, if any. A holder’s adjusted tax basis will be decreased, but not below zero, by (a) distributions from us, (b) the holder’s allocable share of items of our deductions and losses, and (c) the holder’s allocable share of any reduction in our liabilities.

Holders who purchase Class A shares in separate transactions must combine the basis of their Class A shares and maintain a single adjusted tax basis for all of their Class A shares. Upon a sale or other disposition of less than all of the Class A shares, a portion of that tax basis must be allocated to the Class A shares sold.

Treatment of Distributions. Distributions of cash by us generally will not be taxable to a holder to the extent of such holder’s adjusted tax basis (described above) in its Class A shares. Any cash distributions in excess of a holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of Class A shares (as described below). Such gain would generally be treated as capital gain and would be long-term capital gain if the holder’s holding period for its Class A shares exceeds one year. A reduction in a holder’s allocable share of our liabilities, and certain distributions of marketable securities by us, are treated similar to cash distributions for U.S. Federal income tax purposes.

Disposition of Class A Shares. A sale or other taxable disposition of all or a portion of a holder’s interest in its Class A shares will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including the holder’s share of our liabilities) and the holder’s adjusted tax basis in its Class A shares. A holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Except as described below, any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for its Class A shares exceeds one year. If we have not made a qualifying electing fund, or “QEF,” election to treat our interest in a passive foreign investment company, or “PFIC,” as a QEF, gain attributable to such an interest would be taxable as ordinary income and would be subject to an interest charge. In addition, certain gain attributable to our investment in a CFC, for instance the offshore intermediate corporations, Athene or certain portfolio companies owned by our funds, may be ordinary income and certain gain attributable to “unrealized receivables” or “inventory items” would be characterized as ordinary income rather than capital gain. For example, if we hold debt acquired at a market discount, accrued market discount on such debt would be treated as “unrealized receivables.”

Holders who purchase Class A shares at different times and intend to sell all or a portion of their Class A shares within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain split holding period rules to them and the treatment of any gain or loss as long-term or short term capital gain or loss. For example, a selling holder may use the actual holding period of the portion of its transferred Class A shares, provided (i) its Class A shares are divided into identifiable shares with ascertainable holding periods, (ii) the selling holder can identify the portion of the Class A shares transferred, and (iii) the selling holder elects to use the identification method for all sales or exchanges of our Class A shares.

Foreign Tax Credit Limitations. Holders of Class A shares will generally be entitled to a foreign tax credit with respect to their allocable share of creditable foreign taxes paid on our income and gains. Complex rules may, depending on the particular circumstances, limit the availability or use of foreign tax credits. Gains from the sale of our foreign investments may be treated as U.S. source gains. Consequently, holders of Class A shares may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gains unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Certain losses that we incur may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.

Mutual Fund Holders. U.S. mutual funds that are treated as regulated investment companies, or RICs, for U.S. Federal income tax purposes are required, among other things, to meet an annual 90% gross income and a quarterly 50% asset value test under Section 851(b) of the Code to maintain their favorable U.S. Federal income tax status. The treatment of an investment by a RIC in Class A shares for purposes of these tests will depend on whether our partnership will be treated as a “qualifying publicly traded partnership.” If our partnership is so treated, then Class A shares themselves are the relevant assets for purposes of the 50% asset value test and the net income from Class A shares is relevant gross income for purposes of the 90% gross income test. If, however, our partnership is not so treated, then the relevant assets are the RIC’s allocable share of the underlying assets held by our partnership and the relevant gross income is the RIC’s allocable share of the underlying gross income earned by our partnership. Whether our partnership will qualify as a “qualifying publicly traded partnership” will depend upon the exact nature of our future investments. We intend to operate such that at least 90% of our gross income from the underlying assets held by our partnership will constitute cash and property that generates dividends, interest and gains from the sale of securities or other income that qualifies for the RIC gross income test described above. In addition, as discussed above under “—Allocations of Profits and Losses,” we may derive taxable income from an investment that is not matched by a corresponding cash distribution. Accordingly, a RIC investing in Class A shares may recognize income for U.S. Federal income tax purposes without receiving cash with which to make distributions in amounts necessary to satisfy the distribution requirements under Sections 852 and 4982 of the Code for avoiding income and excise taxes. RICs are urged to consult their own tax advisors about the U.S. tax consequences of an investment in Class A shares.

Tax-Exempt Holders. A holder of our Class A shares that is a tax-exempt organization for U.S. Federal income tax purposes and, therefore, exempt from U.S. Federal income taxation, may nevertheless be subject to unrelated business income tax to the extent, if any, that its allocable share of our income consists of unrelated business taxable income, or “UBTI.” A tax-exempt partner of a partnership that engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI its share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership generally could be treated as earning UBTI to the extent that such partnership derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (i.e., indebtedness incurred in acquiring or holding property).

Additionally, as a result of changes introduced by the TCJA, tax-exempt holders will be required to calculate UBTI separately with respect to each trade or business in which they have an interest and will not be able to use a net operating loss from one trade or business to offset UBTI from another trade or business. Accordingly, losses generated by one trade or business in which such tax-exempt holder has an interest may not be used to reduce UBTI generated by another trade or business in which such tax-exempt holder has an interest, and such loss must instead be carried forward to subsequent years to offset UBTI generated by the same trade or business. The use of a net operating loss arising in a taxable year beginning before January 1, 2018 is not subject to such limitation. For these purposes, the IRS recently issued a notice that permits tax-exempt organizations to aggregate their investments in partnerships (and entities treated as partnerships for U.S. Federal income tax purposes) and treat them as one trade or business if certain requirements are satisfied with respect to each relevant partnership (or entity treated as a partnership for U.S. Federal income tax purposes). Prospective non-U.S. holders of our Class A shares are urged to consult their own tax advisors regarding these rules.

An investment in Class A shares will give rise to UBTI, in particular from “debt-financed” property, because APO Asset Co., LLC and/or its subsidiaries will borrow funds from APO Corp. or third parties from time to time to make investments. In each case, these investments will give rise to UBTI from “debt-financed” property. We will not make investments through taxable corporations solely for the purpose of limiting UBTI from “debt-financed” property and other sources.

Prospective tax-exempt holders are urged to consult their own tax advisors regarding the tax consequences of an investment in Class A shares.

Passive Foreign Investment Companies and Controlled Foreign Corporations. It is possible that we will invest in non-U.S. corporations treated as PFICs or CFCs. A PFIC is defined as any foreign corporation with respect to which either (1) 75% or more of the gross income for a taxable year is “passive income” or (2) 50% or more of its assets in any taxable year (generally based on the quarterly average of the value of its assets) produce “passive income.” There are no minimum stock ownership requirements for PFICs. Once a corporation qualifies as a PFIC it is, subject to certain exceptions, always treated as a PFIC, regardless of whether it satisfies either of the qualification tests in subsequent years. In the case of PFICs, a U.S. Class A shareholder’s share of certain distributions from such corporations and gains from the sale by us of interests in such corporations (or gains from the sale by a U.S. Class A shareholder of their interest) could be subject to an interest charge and certain other disadvantageous tax treatment. A non-U.S. entity will be treated as a CFC if it is treated as a corporation for U.S. Federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned actually or constructively by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For purposes of this discussion, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person that owns actually or constructively 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or 10% or more of the total value of shares of all classes of stock of the non-U.S. entity. In the case of CFCs, a portion of the income of such corporations (whether or not distributed) could be imputed currently as ordinary income to certain U.S. Class A shareholders. Furthermore, in the case of PFICs and CFCs, gains from the sale by us of an interest in such corporations (or gains recognized by certain U.S. Class A shareholder on the sale of their interest) could be characterized as ordinary income (rather than as capital gains) in whole or in part. If we make a QEF election with respect to a PFIC, each U.S. Class A shareholder would in general be required to include in income annually its share of the PFIC’s current income and gains (losses are not currently deductible), but would avoid the interest charge and ordinary income treatment as to gains described above. As a result of a QEF election, a U.S. Class A shareholder could recognize income subject to tax prior to the receipt by us of any distributable proceeds. We cannot give any assurance that the QEF election will be available with respect to a PFIC that we invest in or that we will make a QEF election. In addition, certain holders of our Class A shares may be required to pay tax at the highest rates applicable to ordinary income on their allocable share of GILTI generated by certain CFCs that we own directly or indirectly.

Additional Tax on Net Investment Income. U.S. persons that are individuals, estates or trusts are subject to a tax of 3.8% on “net investment income” (or undistributed “net investment income,” in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person’s adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties and rents and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to an investment in Class A shares will be included in a holder’s “net investment income” subject to this additional tax.

U.S. Federal Estate Taxes. If Class A shares are included in the gross estate of a U.S. citizen or resident for U.S. Federal estate tax purposes, then a U.S. Federal estate tax might be payable with respect to such Class A shares in connection with the death of such person. Prospective individual U.S. holders of Class A shares are urged to consult their own tax advisors concerning the potential U.S. Federal estate tax consequences with respect to Class A shares.

Investment Structure. To manage our affairs so as to meet the qualifying income exception (discussed above) and comply with certain requirements in our operating agreement, we may need to structure certain investments through entities classified as corporations for U.S. Federal income tax purposes. However, because our Class A shareholders will be located in numerous taxing jurisdictions, no assurances can be given that any such investment structure will be beneficial to all our Class A shareholders to the same extent, and may even impose additional tax burdens on some of our Class A shareholders. As discussed above, if the entity were a non-U.S. corporation it may be considered a CFC or PFIC. If the entity were a U.S. corporation, it would be subject to U.S. Federal income tax on its operating income, including any gain recognized on its disposal of its investments. In addition, if the investment involves U.S. real estate, gain recognized on disposition of the real estate would generally be subject to U.S. Federal income tax, whether the corporation is a U.S. or a non-U.S. corporation.

Taxation of Non-U.S. Persons

Non-U.S. Persons. Special rules apply to a holder of our Class A shares that is a non-U.S. person. Non-U.S. persons are generally subject to U.S. withholding tax at a 30% rate on the gross amount of interest, dividends and other fixed or determinable annual or periodical income received from sources within the United States if such income is not treated as effectively connected with a trade or business within the United States. The 30% rate may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized. Whether a non-U.S. person is eligible for such treaty benefits will depend upon the provisions of the applicable treaty as well as the treatment of us under the laws of the non-U.S. person’s jurisdiction. The 30% withholding tax rate does not apply to certain portfolio interest on obligations of U.S. persons allocable to certain non-U.S. persons. Moreover, non-U.S. persons generally are not subject to U.S. Federal income tax on capital gains if (i) such gains are not effectively connected with the conduct of a U.S. trade or business of such non-U.S. person; (ii) a tax treaty is applicable and such gains are not attributable to a permanent establishment in the United States maintained by such non-U.S. person; or (iii) such non-U.S. person is an individual and is not present in the United States for 183 or more days during the taxable year (assuming certain other conditions are met).

Non-U.S. persons treated as engaged in a U.S. trade or business are subject to U.S. Federal income tax at the graduated rates applicable to U.S. persons on their net income that is considered to be effectively connected with such U.S. trade or business (“effectively connected income” or “ECI”). Non-U.S. persons that are corporations may also be subject to a 30% branch profits tax on such ECI. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

While it is expected that our methods of operation will not result in a determination that we are engaged in a U.S. trade or business, we cannot give any assurance that the IRS will not assert successfully that we are engaged in a U.S. trade or business, with the result that some portion of our income is properly treated as ECI with respect to non-U.S. holders. If a holder who is a non-U.S. person were treated as being engaged in a U.S. trade or business in any year because of an investment in Class A shares in such year, such holder generally would be (i) subject to withholding by us on any actual distributions, (ii) required to file a U.S. Federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business and (iii) required to pay U.S. Federal income tax at regular U.S. Federal income tax rates on any such ECI. Moreover, a holder who is a corporate non-U.S. person might be subject to a U.S. branch profits tax on its allocable share of our ECI. Any amount so withheld would be creditable against such non-U.S. person’s U.S. Federal income tax liability, and such non-U.S. person could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. Federal income tax liability for the taxable year. Finally, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a holder who is a non-U.S. person on the sale or exchange of its Class A shares could be treated for U.S. Federal income tax purposes as ECI, and hence such non-U.S. person could be subject to U.S. Federal income tax and branch profits tax on the sale or exchange.

Additionally, if we are treated as engaged (directly or indirectly) in a trade or business within the United States, any gain realized by a non-U.S. holder from the sale or exchange of Class A shares would constitute ECI to the extent such holder’s distributive share of the amount of gain would have been treated as ECI if we had sold all of our assets at their fair market value as of the date of the sale or exchange of such holder’s shares. Furthermore, the transferee of such Class A shares may be required to deduct and withhold a tax equal to 10% of the amount realized (or deemed realized) on the sale or exchange such Class A shares. If the transferee fails to withhold the required amount, we may be required to deduct and withhold from distributions to the transferee a tax in an amount equal to the amount the transferee failed to withhold (plus interest on such amount). Even if a non-U.S. holder disposes of its shares in a transaction that otherwise qualifies as a non-recognition transaction, such non-U.S. holder may recognize gain and be subject to the withholding if we are treated as engaged in a U.S. trade or business. The U.S. Treasury Department has the regulatory authority to prescribe circumstances in which certain non-recognition provisions will continue to apply to defer the recognition of gain. The IRS has released a notice suspending the withholding requirements described above for shares of publicly traded partnerships, such as us until such time as regulations or other guidance have been issued. As a result, it is unclear how this provision may impact transfers of Class A shares in the future.

Under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA,” provisions of the Code, certain non-U.S. persons are subject to U.S. tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly traded U.S. corporations) if interests in U.S. real property constitute 50% or more by value of the sum of the corporation’s assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States (a “United States Real Property Holding Corporation” or “USRPHC”). Consequently, certain non-U.S. persons who invest directly in U.S. real estate, or indirectly by owning the stock of a USRPHC, will generally be subject to tax under FIRPTA on the disposition of such investment. The FIRPTA tax will also apply if the non-U.S. person is a holder of an interest in a partnership that owns an interest in U.S. real property or an interest in a USRPHC. We may, from time to time, make certain investments (other than direct investments in U.S. real property) through APO Asset Co., LLC that could constitute investments in U.S. real property or USRPHCs. If we make such investments, certain non-U.S. persons will be subject to U.S. Federal income tax under FIRPTA on such holder’s allocable share of any gain realized on the disposition of a FIRPTA interest, including distributions from real estate investment trust investments that are attributable to gains from the sale of U.S. real property, and will be subject to the tax return filing requirements discussed above.

In general, different rules from those described above apply in the case of non-U.S. persons subject to special treatment under U.S. Federal income tax law, including a non-U.S. person (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a “tax home” in the United States for U.S. Federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

U.S. Federal Estate Tax Consequences. The U.S. Federal estate tax treatment of Class A shares with regards to the estate of a non-citizen who is not a resident of the United States is not entirely clear. If Class A shares are includible in the U.S. gross estate of such person, then a U.S. Federal estate tax might be payable in connection with the death of such person. Prospective individual non-U.S. holders of Class A shares who are non-citizens and not residents of the United States are urged to consult their own tax advisors concerning the potential U.S. Federal estate tax consequences with regard to Class A shares.

Prospective holders who are non-U.S. persons are urged to consult their tax advisors with regard to the U.S. Federal income tax consequences to them of acquiring, holding and disposing of Class A shares, as well as the effects of state, local and non-U.S. tax laws, as well as eligibility for any reduced withholding benefits.

Administrative Matters

Tax Matters Partner and Partnership Representative. Our manager acts as our “tax matters partner” for taxable years beginning on or before December 31, 2017 and as our “partnership representative” for taxable years beginning after December 31, 2017. Our manager will have the authority, subject to certain restrictions, to appoint another person to act on our behalf in connection with an administrative or judicial review of our items of income, gain, loss, deduction or credit.

Tax Elections. We have not made and currently do not intend to make the election permitted by Section 754 of the Code with respect to us. Each of AMH Holdings (Cayman), L.P., Apollo Management Holdings, L.P. and the entities controlled by Apollo Management Holdings, L.P. has made such an election while, Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., Apollo Principal Holdings IX, L.P., Apollo Principal Holdings X, L.P., Apollo Principal Holdings XI, LLC and Apollo Principal Holdings XII, L.P. have not made such an election and currently do not intend to make the election. The election, if made, is irrevocable without the consent of the IRS, and would generally require us to adjust the tax basis in our assets, or “inside basis,” attributable to a transferee of Class A shares under Section 743(b) of the Code to reflect the purchase price of the Class A shares paid by the transferee. For purposes of this discussion, a transferee’s inside basis in our assets will be considered to have two components: (1) the transferee’s share of our tax basis in our assets and (2) the Section 743(b) adjustment to that basis. Because we own our interests in AMH Holdings (Cayman), L.P., Apollo Management Holdings, L.P., the entities controlled by Apollo Management Holdings, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., Apollo Principal Holdings IX, L.P., Apollo Principal Holdings X, L.P., Apollo Principal Holdings XI, LLC and Apollo Principal Holdings XII, L.P. indirectly through entities that are corporations for U.S. Federal income tax purposes, there is no adjustment to the inside basis for a transferee of Class A shares in respect of AMH Holdings (Cayman), L.P., Apollo Management Holdings, L.P., the entities controlled by Apollo Management Holdings, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., Apollo Principal Holdings IX, L.P., Apollo Principal Holdings X, L.P., Apollo Principal Holdings XI, LLC or Apollo Principal Holdings XII, L.P. regardless of whether a Section 754 election is made in respect of us or those partnerships.

If no Section 754 election is made, there would be no adjustment for the transferee of Class A shares, even if the purchase price of those Class A shares is higher than the transferor’s share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, on a sale of an asset, gain allocable to the transferee would include built-in gain allocable to the transferee at the time of the transfer, which built-in gain would otherwise generally be eliminated if a Section 754 election had been made.

Even assuming no Section 754 election is made, if Class A shares were transferred at a time when we had a “substantial built-in loss” inherent in our assets, we would be obligated to reduce the tax basis in the portion of such assets attributable to such Class A shares.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to us if we make elections under Section 754, we will apply certain conventions in determining and allocating basis adjustments. For example, we may apply a convention in which we deem the price paid by a holder of Class A shares to be the lowest quoted trading price of Class A shares during the month in which the purchase occurred irrespective of the actual price paid. Nevertheless, the use of such conventions may result in basis adjustments that do not exactly reflect a holder’s purchase price for its Class A shares, including less favorable basis adjustments to a holder who paid more than the lowest quoted trading price of Class A shares for the month in which the purchase occurred. It is also possible that the IRS will successfully assert that the conventions we utilize do not satisfy the technical requirements of the Code or the regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a holder of Class A shares may have adverse tax consequences.

Information Returns. As soon as reasonably practicable after the end of each fiscal year, we will furnish to you tax information (including Schedule K-1), which describes on a U.S. dollar basis your allocable share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information by us will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore likely that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your allocable share of our income, gain, loss and/or deduction and necessitate that you file amended tax returns for the taxable year(s) affected to reflect such adjustment. If you are not a U.S. person, we cannot give any assurance that the tax information we furnish will meet your jurisdiction’s compliance requirements.

It is possible that we may engage in transactions that subject our partnership and, potentially, the holders of our Class A shares to other information reporting requirements with respect to an investment in us. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You are urged to consult with your own tax advisors regarding such information reporting requirements.

With respect to partnership tax returns for taxable years beginning after December 31, 2017, unless the partnership qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership rather than the partners of such partnership. In general, under the default procedures, taxes imposed on us would be assessed at the highest rate of tax applicable for the reviewed year and determined without regard to the character of the income or gain, the tax status of our shareholders or the benefit of any shareholder-level tax attributes (that could otherwise reduce any tax due).

Under the elective alternative procedure, we would issue information returns to persons who were shareholders in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and we would not be liable for the adjustments to the amount of tax due (including interest and penalties). The Treasury recently released regulations relating to the elective alternative procedure mechanics, which resolved several uncertain aspects of these mechanics, however aspects of these changes remain unclear. Our manager has discretion whether or not to make use of this elective alternative procedure and has not determined whether or to what extent the election will be available or appropriate.

Nominee Reporting. Persons who hold our Class A shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (iii) the amount and description of Class A shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A shares they acquire, hold or transfer for their own account. Penalties for failing to furnish this information may be substantial. The nominee is required to supply the beneficial owner of the Class A shares with the information furnished by us.

Taxable Year. A partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. A partnership also is required to change its tax year every time a group of partners with a different tax year end acquires a majority interest, unless the partnership has been forced to change its tax year during the preceding two-year period. In the event the majority interest in our profits and capital is acquired by a group of partners with a different tax year and we have not been forced to change our tax year during the preceding two-year period, we will be required to change our tax year to the tax year of that group of partners. We may request permission from the IRS to adopt a tax year end of December 31.

Treatment of Amounts Withheld. If we withhold any tax on distributions made to any holder of Class A shares, we will pay such withheld amount to the applicable taxing authority. That payment, if made, will be treated as a distribution of cash to the holder of Class A shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Withholding and Backup Withholding. For each calendar year, we will report to you and the IRS the amount of distributions we made to you and the amount of U.S. Federal income tax (if any) that we withheld on those distributions. The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of partners at any particular time (in light of possible sales of Class A shares), we may over-withhold or under-withhold with respect to a particular holder of Class A shares. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a non-U.S. holder. It may turn out, however, the corresponding amount of our income was not properly allocable to such holder, and the withholding should have been less than the actual withholding. Such holder would be entitled to a credit against the holder’s U.S. tax liability for all withholding, including any such excess withholding, but, if the withholding exceeded the holder’s U.S. tax liability, the holder would have to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may turn out the corresponding income was properly allocable to a non-U.S. holder and withholding should have been imposed. In that event, we intend to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all holders of our Class A shares on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant non-U.S. holder).

Under the backup withholding rules, holders of Class A shares may be subject to backup withholding tax with respect to distributions paid unless: (i) you are a corporation or come within another exempt category and demonstrate this fact when required; or (ii) you provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax and otherwise comply with the applicable requirements of the backup withholding tax rules. If you are an exempt holder, you should indicate your exempt status on a properly completed IRS Form W-9. A holder of Class A shares that is a non-U.S. person may qualify as an exempt recipient by submitting a properly completed, applicable IRS Form W-8. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. Federal income tax liability and may entitle you to a refund.

If you do not timely provide us with IRS Form W-8 or W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the holders that failed to timely provide the proper U.S. tax certifications).

Foreign Account Tax Compliance Act. Under Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), a 30% U.S. withholding tax may apply to certain payments on, or, subject to the discussion of proposed regulations below, the gross proceeds from, a disposition of any U.S. stock or securities, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). Holders of Class A shares that are non-U.S. persons are encouraged to consult their own tax advisors regarding the implications of FATCA on their investment in our Class A shares. Recently proposed regulations, if finalized, would eliminate such withholding on the payments of gross proceeds. The preamble to the proposed regulations state that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective non-U.S. holders of our Class A shares are urged to consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of Class A shares.

Tax Shelter Regulations. If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million. An investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. In certain circumstances, a holder of our Class A shares who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. Federal income tax information return (and possibly your tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on U.S. Federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations.

Holders of our Class A shares are urged to consult their own tax advisors concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the dispositions of their interests in us.

Possible New Legislation or Administrative or Judicial Action. The rules dealing with U.S. Federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations.

In particular, there is limited guidance regarding the application and interpretation of the TCJA, and as a result, there is significant uncertainty regarding how the provisions of the TCJA will be interpreted. In addition, it is possible that technical corrections legislation may be passed that could alter or clarify the TCJA, likely with retroactive effect. There can be no assurance, however, that technical clarifications or other legislative changes that may be needed to prevent unintended or unforeseen adverse tax consequences will be enacted by Congress.

In addition, the present U.S. Federal income tax treatment of an investment in Class A shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. Future changes to the U.S. Federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the “qualifying income exception” to be treated as a partnership that is not taxable as a corporation for U.S. Federal income tax purposes, affect or cause us to change our investments and commitments, affect the tax considerations of an investment in us, change the character or treatment of portions of our income and adversely affect an investment in Class A share. Our structure is also subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis as described in the section entitled “Risk Factors” in our 2018 Annual Report, which is incorporated by reference in this prospectus. We and our shareholders could be adversely affected by any such change in, or any new, tax law, regulation or interpretation.

Our organizational documents and agreements permit the manager to modify the operating agreement from time to time, without the consent of the holders of Class A shares, in order to address certain changes in U.S. Federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all of the holders of our Class A shares. In view of the potential significance of any such U.S. Federal income tax law changes and the fact that there are likely to be ongoing developments in this area, each prospective holder of Class A shares is urged to consult its own tax advisor to determine the U.S. Federal income tax consequences to it of acquiring and holding Class A shares.

Conversion to a Corporation

As announced on May 2, 2019, we intend to convert from a publicly traded partnership to a corporation. The details of the conversion remain subject to the approval of the conflicts committee of Apollo Global Management, LLC’s board of directors. Following the completion of the conversion, we intend to update the above discussion to reflect certain material U.S. federal tax considerations relevant to an investment in the common stock of a corporation.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO APOLLO AND HOLDERS OF CLASS A SHARES ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH PROSPECTIVE HOLDER AND, IN REVIEWING THIS OFFERING CIRCULAR, THESE MATTERS SHOULD BE CONSIDERED. PROSPECTIVE HOLDERS OF CLASS A SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ANY INVESTMENT IN CLASS A SHARES.

PLAN OF DISTRIBUTION

We or the selling shareholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•

trading plans entered into by the selling shareholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we or any selling shareholders may enter into option, share lending or other types of transactions that require us to deliver Class A shares to an underwriter, broker or dealer, who will then resell or transfer the Class A shares under this prospectus. We or any selling shareholders may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the Class A shares by underwriters, brokers or dealers;

•	sell Class A shares short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver Class A shares to an underwriter, broker or dealer, who will then resell or transfer the Class A shares under this prospectus; or

•	loan or pledge the Class A shares to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of Class A shares covered by this prospectus.

We or any selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Class A shares may also be exchanged for satisfaction of the selling shareholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling shareholders might not sell any Class A shares under this prospectus. In addition, any Class A shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or by selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

There is currently no market for any of the offered securities, other than the Class A shares which are listed on the NYSE. Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

If more than five percent of the net proceeds of any offering of securities made under this prospectus will be received by any member of the Financial Industry Regulatory Authority, which we refer to in this prospectus as “FINRA,” participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121. The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the proceeds of such offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from the Apollo Global Management, LLC 2018 Annual Report on Form 10-K and the effectiveness of Apollo Global Management, LLC’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates.

Listing Fee—New York Stock Exchange	$—
Fees and Expenses of Counsel	50,000
Printing Expenses	15,000
FINRA Expenses	—
Fees and Expenses of Trustee	n/a
Fees and Expenses of Accountants	11,667
Filing Fee—Securities and Exchange Commission	0	*

Total	$76,667

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.

ITEM 15	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 108 of the Delaware Limited Liability Company Act empowers us to indemnify and hold harmless any member or manager or other persons from and against all claims and demands whatsoever. Pursuant to Section 6.20 of our Third Amended and Restated Limited Liability Company Agreement, we will generally indemnify our members, managers, officers, directors and affiliates of the managers and certain other specified persons to the fullest extent permitted by the law against all losses, claims, damages or similar events. We have entered into indemnification agreements with each of our executive officers and certain of our employees which set forth the obligations described in “Description of Shares—Indemnification.” We also currently maintain liability insurance for our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

ITEM 16	EXHIBITS

Exhibit Number	Description

1.1*	Form of underwriting agreement.

4.1	Certificate of Formation of Apollo Global Management, LLC.

4.2	Third Amended and Restated Limited Liability Company Agreement of Apollo Global Management, LLC dated March 19, 2018.

4.3	Specimen Certificate evidencing the Registrant’s Class A shares.

4.4	Form of Senior Indenture.

Exhibit Number	Description

4.5	Form of Subordinated Indenture.

4.6*	Form of Preferred Share Certificate.

4.7*	Form of Depositary Agreement.

4.8*	Form of Depositary Receipt.

4.9*	Form of Warrant Agreement (including warrant certificate).

4.10*	Form of Subscription Rights Agreement (including form of subscription rights certificate).

4.11*	Form of Stock Purchase Contract (including form of stock purchase contract certificate).

4.12*	Form of Stock Purchase Unit (including form of stock purchase unit)

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding validity of the Class A shares registered.

8.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding certain tax matters.

23.1	Consent of Deloitte & Touche LLP with respect to financial statements of Apollo Global Management, LLC

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibits 5.1 and 8.1).

24.1	Power of Attorney (included in signature page).

25.1*	Statement of eligibility and qualification on Form T-l with respect to the Company under the Senior Indenture.

25.2*	Statement of eligibility and qualification on Form T-l with respect to the Company under the Subordinated Indenture.

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

ITEM 17	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, paragraphs (a)(1)(i), (1)(ii), and (1)(iii) of this section do not apply if the registration statement is on Form S–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June, 2019.

APOLLO GLOBAL MANAGEMENT, LLC

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Chief Legal Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Martin Kelly and John J. Suydam, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of June, 2019.

Signature	Title

/s/ Leon Black	Chairman, Chief Executive Officer and Director
Leon Black	(Principal Executive Officer)

/s/ Martin Kelly	Chief Financial Officer and Co-Chief Operating Officer
Martin Kelly	(Principal Financial Officer)

/s/ Robert MacGoey	Chief Accounting Officer
Robert MacGoey	(Principal Accounting Officer)

/s/ Joshua Harris	Senior Managing Director and Director
Joshua Harris

/s/ Marc Rowan	Senior Managing Director and Director
Marc Rowan

/s/ Michael Ducey	Director
Michael Ducey

/s/ AB Krongard	Director
AB Krongard

/s/ Pauline Richards	Director
Pauline Richards

Director
Robert Kraft